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                                                                    EXHIBIT 10.2



                            ASSET PURCHASE AGREEMENT



         This ASSET PURCHASE AGREEMENT (the "Agreement") is entered into effective this 31st day of July, 1996 by and between INTERNET AMERICA, INC., a Texas corporation ("Buyer"), and WEBSTAR, INC., a Texas corporation ("Seller").

                              W I T N E S S E T H:

         WHEREAS, Seller is in the business of providing dial-up internet access services and related services to customers, both individuals and businesses, in the San Angelo, Texas market (the "Business"); and

         WHEREAS, the parties hereto desire to enter into this Agreement for the purchase of the Business and to establish the parties ongoing business relationship regarding other matters.

         NOW, THEREFORE, for and in consideration of the mutual understandings, promises and covenants contained herein, the parties hereto agree as follows:

1.       TERMS OF PURCHASE AND SALE; CLOSING.

         1.1 Purchase and Sale of Certain Assets of the Seller. Upon the basis of the representations and warranties and subject to the terms and conditions of this Agreement, Buyer agrees to purchase and acquire from Seller, and Seller agrees to sell, convey, transfer, assign, and deliver to Buyer, on the Closing Date (as defined in Section 1.5 hereto) the Assets, free and clear of any pledge, lien, claim or other encumbrance of any kind whatsoever, except for those obligations as described in Section 1.1(b) below, against receipt on the Closing Date of the Purchase Price specified in Section 1.4 hereof. The term "Assets" shall mean all of the assets of the Seller relating to the Business including but not limited to:

                 (a) All of Seller's rights, title and interest in and to those certain tangible assets and property as set forth on Schedule 1.1(a) (the "Fixed Assets"); and

                 (b) All of Seller's rights, title and interest in Lease Agreements as set forth in Schedule 1.1(b), providing each named Lessor agrees to the assumption by Buyer; and

                 (c) All of Seller's cash accounts, accounts receivable, billing receipts and collections systems, deposits; and

                 (d) All of Seller's rights, title and interest in and to all of Seller's customers as of the effective date of this agreement, customer lists, all goodwill associated therewith (the "Customers"); and

                 (e) All of Seller's existing marketing and promotional materials.





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         1.2     H & H Liabilities.  Buyer shall not assume any liabilities, incurred by Seller, to H & H Consulting (related party of Seller).

         1.3 Purchase Price. The purchase price (the "Purchase Price") for the Assets shall be cash in the amount of $8,000.00 and the issuance and delivery by Buyer of its promissory note in the original principal amount of $352,125.00 (the "Note"), such Note to be substantially in the form attached hereto as Exhibit "A".

         1.4     Instruments of Transfer and Conveyance.

                 (a) The sale, conveyance, transfer, assignment and delivery of the Assets, as herein provided, shall be effected by delivery by Seller on the Closing Date of such bills of sale, endorsements, assignments, certificates, drafts, checks or other instruments of transfer and conveyance, as Buyer shall reasonably deem necessary, to vest in Seller good and marketable title to the Assets. Except for those obligations as described in Section 1.1(b) above, such instruments of transfer and conveyance shall contain warranties as to marketable title and that such Assets are free and clear of all pledges, liens, options, security interests, mortgages, claims, charges or other encumbrances of any kind whatsoever.

                 (b) Seller agrees that it will from time to time after the Closing Date, upon the request of Buyer, promptly do, execute, acknowledge and deliver, and will cause to be done, executed, acknowledged and delivered, all such further instruments, certificates, assignments, transfers, conveyances, powers of attorney, assurances and other documents, as may be reasonably necessary or advisable to assure or confirm Buyer's free and clear title to and interest in, or to enable Buyer to deal with and dispose of, any of the Assets.

         1.5 Closing. The closing hereunder (the "Closing") shall be held at the offices of the Buyer as of the effective date of this Agreement, or at such other time and place as the parties may agree upon (the "Closing Date"). At the Closing:

                 (a) Seller will execute and deliver to Buyer the following: a General Bill of Sale and Conveyance in the form acceptable to Buyer; and such other instruments of transfer and conveyance as are required pursuant to Section 1.4 above; and

                 (b)      Buyer will execute and deliver to Seller the Note;
and

                 (c) Each party will execute and deliver to the others such other agreements, certificates, assignments, consents and other documents as are required or specified in this Agreement or as may reasonably be requested by the other party to evidence compliance with the terms hereof

                 Simultaneously with the deliveries contemplated herein, Seller will use its best efforts and take all such other action as may be reasonably necessary to put Buyer in possession and control of the Assets.

2.       REPRESENTATIONS AND WARRANTIES OF SELLER.

         Seller represents and warrants to Buyer as follows:





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         2.1     Corporate Status.  Seller is a corporation duly organized, validly existing and in good standing under the laws of Texas and has all necessary corporate power and authority to carry on its business as now conducted and to own or lease and operate its properties, and to execute, deliver and perform its obligations hereunder.

         2.2 Authority for Agreement. This Agreement constitutes the valid and legally binding obligation of Seller and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the board of directors and shareholders of Seller, will not conflict with or result in any violation of, or default under, any provisions of the charter or bylaws of Seller and will not conflict with or result in any violation of, or default with respect to, any mortgage, indenture, lease, agreement or other instrument affecting the Assets, or to which Seller or its affiliates, is a party, or by which Seller or its affiliates is bound.

         2.3 Properties. Seller has good, valid and marketable title to the Assets subject to no liens, encumbrances, security interests or mortgages, except for those obligations as described in Section 1.1(b) above. The legal and beneficial interests in the Assets are owned exclusively by Seller.

         2.4 Brokers, Finders, etc. No broker, finder or other financial consultant has acted on behalf of Seller or its affiliates in connection with the transactions contemplated by this Agreement and all negotiations relative to this Agreement have been carried on directly without the intervention of any such third party.

3.       REPRESENTATIONS AND WARRANTIES OF BUYER.

         3.1 Corporate Status. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Buyer has full power and authority to execute and deliver the Agreement on Buyer's behalf, and to perform its obligations hereunder.

         3.2 Authority for Agreement. Buyer has all necessary power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Buyer. No notice, consent, approval, order or authorization of, or registration, declaration or filing with, any person or entities, or with any governmental authority is required in connection with the execution and delivery of this Agreement or the consummation by Seller of the transactions contemplated hereby or thereby.

         3.3 Brokers, Finders, etc. No broker, finder or other financial consultant has acted on behalf of Buyer or its affiliates in connection with the transactions contemplated by this Agreement and all negotiations relative to this Agreement have been carried on directly without the intervention of any such third party.





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4.       INDEMNIFICATION.

         4.1     Indemnification.

                 (a) Seller covenants and agrees to indemnify and hold Buyer harmless from and against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments or causes of action, assessments, costs and expenses, including, without limitation, interest, penalties, attorneys' fees, any and all expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, in writing or any other claim, and any and all amounts paid in settlement of any claim asserted in writing or litigation, asserted against, resulting to, imposed upon, or incurred or suffered by Buyer, directly or indirectly, as a result of or arising from the operation of the Business prior to the Closing Date and during the "Transitional Period" ("Transitional Period" is defined as the period between closing date and cessation of Seller's duties assumed under paragraph 5.3), other than as otherwise contemplated herein.

                 (b) Buyer covenants and agrees to indemnify and hold Seller harmless from and against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments or causes of action, assessments, costs and expenses, including, without limitation, interest, penalties, attorneys' fees, any and all expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, in writing or any other claim, and any and all amounts paid in settlement of any claim asserted in writing or litigation, asserted against, resulting to, imposed upon, or incurred or suffered by Seller, directly or indirectly, as a result of or arising from the operation of the Business from and after the Closing Date, other than as otherwise contemplated herein.

5.       POST CLOSING COVENANTS.

         5.1 Covenant Not to Compete. In exchange for the representations and warranties and fulfillment of the agreements contained herein by Buyer, Seller and each of its principals severally agrees not to compete, either directly or indirectly, as an officer, director, employee, partner, consultant or shareholder, for a period of three (3) years commencing with the Closing Date in the Territory, in any internet access endeavor which is in competition with the Business. For purposes of this Section 5.1, the term "Territory" shall mean any area where Buyer has a local point-of-presence (defined as equipment installed to cover a particular geographical area). Additionally, Seller agrees during the one year period following the Closing Date to forward any and all sales leads generated from the Territory to Buyer.

         5.2 Utilities. Seller will transfer all utilities servicing the Business, including telephones, water and power to Buyer on or prior to closing date.

         5.3     Consulting Fees.    Buyer agrees to pay Seller a fee in the
amount of $3,500.00 per month, payable on the first day of the month, for services consisting of continuation of billing, collection, and operating activities during the Transitional Period. Seller or Buyer may cancel these consulting services with seven days notice before the start of any month.





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6.       MISCELLANEOUS PROVISIONS.

         6.1 Entire Agreement. This Agreement, together with all the schedules and exhibits hereto, constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements,. understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein.

         6.2 Amendment. This Agreement may be amended by the parties hereto at any time, but only by an instrument in writing duly executed and delivered on behalf of each of the parties hereto.

         6.3 Headings. The section headings are not to be considered part of this Agreement and are included solely for convenience and are not intended to be full or accurate descriptions of the contents thereof. References to Sections are to portions of this Agreement unless the context requires otherwise.

         6.4 Exhibits, etc. Exhibits and schedules referred to in this Agreement are an integral part of and are incorporated in this Agreement by reference.

         6.5 Assignment; Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns.

         6.6 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or sent Federal Express or other reputable overnight courier, postage prepaid or by certified mail, return receipt requested:

                 (a)      if to the Seller:

                                  WEBSTAR, INC.
                                  P.O. Box 505
                                  Savoy, TX 75479

                 (b)      if to Buyer:

                                  INTERNET AMERICA, INC.
                                  One Dallas Centre
                                  350 N. St. Paul Street, Suite 200
                                  Dallas, Texas 75201

         6.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.





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         6.8     Severability.  The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect.

         6.9 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereby have duly executed this Agreement as of the day and year first above written.

                                             INTERNET AMERICA, INC.
                                             a Texas corporation


                                             By: /s/ MICHAEL MAY
                                                --------------------------------

                                             Its: SR VP
                                                 -------------------------------


                                             WEBSTAR, INC.
                                             a Texas corporation


                                             By: /s/ WALT HARRIS
                                                --------------------------------

                                             Its: President
                                                 -------------------------------


         Executed by the undersigned as of the day and year first above written to reflect the undersigned's agreement to the provisions of Section 5.1 hereof.



/s/ Walt Harris
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Signature                                    Signature



Walt Harris
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Please Print Name                            Please Print Name





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